Exhibit 99.2
The International Court of Arbitration awarded UpHealth Holdings more than $110 Million in Damages in Breach of Contract Lawsuit Involving the 2020 Purchase by UpHealth of Glocal Healthcare Systems

DELRAY BEACH, Fla., March 20, 2024 (GLOBE NEWSWIRE) – UpHealth, Inc. (“UpHealth”) (OTC: UPHL), a global digital health company delivering a full continuum of behavioral health solutions through the utilization of evidence-based treatments and services, today provided an update on the arbitration brought by UpHealth Holdings, Inc., a wholly-owned direct subsidiary of UpHealth (“Holdings”), against Glocal Healthcare Systems (“Glocal”) and several of Glocal’s officers and shareholders (together with Glocal, the “Respondents”). On March 18, 2024, the International Court of Arbitration of the International Chamber of Commerce (the “ICA”) transmitted the Final Award to the parties. In the Final Award, the arbitral tribunal (“Tribunal”) found the Respondents liable for breach of contract and directed them to pay Holdings up to $110.2 million in damages, as well as most of the legal costs and other expenses that Holdings incurred in the arbitration. The $110.2 million damages are apportioned based on the shareholders percentage of each of the Indian directors and shareholders of Glocal: 34.38% to be paid by Dr. Syed Sabahat Azim, 34.38% by Richa Sana Azim, 4.69% by Mr. Gautam Chowdhury, 22.54% by Mr. Meleveetil Damodaran, and 4.02% by Kimberlite Social India Private Limited.

The dispute arose out of Holdings’ acquisition of Glocal pursuant to a Share Purchase Agreement dated October 30, 2020, and the subsequent breach by Respondents of their contractual obligations to relinquish control of Glocal to Holdings. In particular, the Tribunal found that the Respondents “failed to give [Holdings] control of [Glocal]” after the closing of the acquisition, despite the payment in full of the acquisition consideration. The Respondents were held personally liable.

UpHealth provided the following statement:

“We remain steadfast in our determination to hold fully accountable the Respondents in the ICA proceeding, who sold us Glocal and then refused to relinquish control of it, using misleading and baseless claims, for their indefensible conduct and the resulting harm caused to UpHealth and its stockholders. We appreciate the unanimous decision from the arbitrators and we thank them for a thorough and impartial elaboration and ruling. The Company is now focused on improving UpHealth’s remaining business, collecting the award, and maximizing stockholder value.”

Dr. Avi Katz, Chair of UpHealth’s Board of Directors said, “UpHealth and its Board of Directors has always been committed to acting within our fiduciary duties to protect, unlock, and maximize stockholders’ value.” Dr. Katz continued, “Among many other business restructuring actions we have taken and announced in the past, we are committed to ensure that our Board is comprised of individuals who are free from conflict or entanglement with the Glocal bad actors shareholders. In this regard, we are gravely disappointed that two of our fellow Board members, Dr. Chirinjeev Kathuria and Dr. Mariya Pylypiv had joined an investment and voting group with the Glocal shareholders in 2022, when the breach of contract occurred, with respect to the election of directors to the Board of UpHealth in an attempt to actively take control of UpHealth, and that since that time, stockholders affiliated with this investment and voting group have sought to effectuate changes to the corporate governance of UpHealth, including seeking to nominate directors. Given the harmful conduct of the Glocal shareholders, the remainder of the Board calls upon Dr.Kathuria and Dr. Pylypiv to resign immediately from the Board to ensure the UpHealth Board is comprised of directors who will pursue the collection of this award impartially and without conflict or delay.”

About UpHealth

UpHealth, Inc. is a leading provider of a full continuum of behavioral health solutions through the utilization of evidence-based treatments and services. Operating through its TTC Healthcare, Inc. subsidiary, UpHealth targets mental health issues and substance use disorders with services provided by psychiatrists, physicians, neurologists, licensed therapists, and clinical social workers. The company’s levels of care include detox, residential, partial hospitalization programs, intensive outpatient programs, outpatient, and telehealth. UpHealth’s clients include health plans, healthcare providers and community-based organizations. For more information, please visit https://uphealthinc.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of U.S. federal securities laws. Such forward-looking statements include, but are not limited to, statements regarding the amounts to be paid to Holdings by the Respondents pursuant to the Final Award, the composition of the UpHealth Board, the projected operation and financial performance of UpHealth and its various subsidiaries, its product offerings and developments and reception of its product by customers, and UpHealth’s expectations, hopes, beliefs, intentions, plans, prospects or strategies regarding the future revenue and the business plans of UpHealth’s management team. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on certain assumptions and analyses made by the management of UpHealth considering their respective experience and perception of historical trends, current conditions, and expected future developments and their potential effects on UpHealth as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting UpHealth will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including whether the Respondents will comply with the Final Award, including by paying the amounts awarded to Holdings as set forth therein, uncertainty with respect to how the Indian courts shall decide various matters that are before them, whether UpHealth will be able to regain and sustain compliance with the continued listing standards of the NYSE or comply with the initial listing standards of another national securities exchange, the ability of UpHealth to service or otherwise pay its debt obligations, including to holders of UpHealth’s convertible notes, the mix of services utilized by UpHealth’s customers and such customers’ needs for these services, market acceptance of new service offerings, the ability of UpHealth to expand what it does for existing customers as well as to add new customers and that UpHealth will have sufficient capital to operate as anticipated. Should one or more of these risks or uncertainties materialize or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. UpHealth undertakes no obligation to update or revise any forward-looking statements, whether because of new information, future events, or otherwise, except as may be required under applicable securities laws.